FORM OF
                          NEUBERGER BERMAN EQUITY FUNDS
                                     CLASS A
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A




The Class A of the Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:


Neuberger Berman Climate Change Fund
Neuberger Berman Emerging Markets Equity Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Select Equities Fund



Dated:  October 8, 2008